UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2017

 CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center 1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement.

CONSOL Energy Inc. (“CONSOL Energy” or the “Company”) as borrower and certain of its subsidiaries as guarantor loan parties entered into Amendment No. 3 and Borrowing Base Redetermination, dated as of October 25, 2017 (the “Amendment”), with certain lenders and PNC Bank, National Association as administrative agent. The Amendment amends the Amended and Restated Credit Agreement, dated as of June 18, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). A copy of the Amendment is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. The description of the Amendment in this Form 8-K is a summary and is qualified in its entirety by the terms of the Amendment.

Amendment

The Amendment amends the Credit Agreement to extend the amount of time available to the Company for delivery of required title reports and information and associated mortgages with respect to the proved reserves and proved developed producing reserves that are required in connection with delivery of the reserve report dated as of June 30, 2017, and waives any default with respect to the failure to deliver such required title reports and information and associated mortgages by the deadlines specified in the Credit Agreement.

By the Amendment, the lenders also approve the Company’s $2.0 billion borrowing base in connection with the reserve report dated as of June 30, 2017.

General

The description set forth above is not complete and is subject to and qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed herewith as an exhibit and the terms of which are incorporated by reference.
The Amendment is being filed herewith solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL Energy or any of its subsidiaries or affiliates. The representations, warranties and covenants contained in the Amendment are made solely for purposes of that agreement and are made as of specific dates; are solely for the benefit of the parties thereto; may be made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL Energy or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.

 Item 2.02 Results of Operations and Financial Condition.

CONSOL Energy Inc. (the "Company") issued a press release on October 31, 2017 announcing its 2017 third fiscal quarter results. A copy of the earnings release is attached to this Form 8-K as Exhibit 99.1.

Please refer to our website at www.consolenergy.com for additional information regarding the Company. For example, periodically during the quarter, we make investor presentations, which will appear on our website under Investor Relations. Further, you can subscribe to our RSS feeds, and register to receive Investor Alerts which provide updates related to our filings, events and investor presentations.

The information in this Current Report and the exhibit hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report and exhibit hereto shall not be incorporated by reference into any registration statement or document filed pursuant to the Securities Act of 1933, as amended, unless expressly provided in any such registration statement or other document.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The response to Item 1.01 is incorporated herein by reference to this Item 2.03.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 30, 2017, James A. Brock, current Executive Vice President and Chief Operating Officer - Coal of the Company, submitted his resignation, effective as of immediately prior to the effective time of, and contingent upon, the occurrence of the Separation and Distribution (as defined below). Mr. Brock serves as Chief Executive Officer of CONSOL Mining Corporation, a wholly owned subsidiary of the Company (“CoalCo”).
In addition, on October 30, 2017, each of Messrs. Alvin R. Carpenter, John T. Mills, Joseph P. Platt, William P. Powell and Edwin S. Roberson submitted their respective resignations from the Company’s Board of Directors (the “Board”), with each such resignation to become effective as of immediately prior to the effective time of, and in each case contingent upon, the occurrence of the Separation and Distribution and their respective appointments to serve on the Board of Directors of CoalCo, as discussed further below.
Item 7.01 Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 8.01     Other Events.
On October 30, 2017, the Company’s Board of Directors approved the separation of the Company’s coal business through the distribution of 100% of the outstanding common stock of CoalCo to the Company’s stockholders (the “Separation and Distribution”). To consummate the Separation and Distribution, the Board declared a pro rata dividend of CoalCo common stock, which is expected to be paid on November 28, 2017, to the Company’s stockholders of record as of the close of business on November 15, 2017 (the “Record Date”). Each of the Company’s stockholders as of the Record Date will receive one share of CoalCo common stock for every eight (8) shares of the Company’s common stock held at the close of business on the Record Date. Stockholders will receive cash in lieu of fractional shares of CoalCo common stock. The Separation and Distribution is subject to the satisfaction or waiver of certain conditions.
Following the Separation and Distribution, CoalCo will be an independent, publicly traded company, and the Company will not retain any equity interest in CoalCo. In connection with the Separation and Distribution, CONSOL Energy Inc. will change its name to CNX Resources Corporation, and will retain its ticker symbol “CNX” on the New York Stock Exchange. CoalCo will assume the name CONSOL Energy Inc., and will trade as an independent company on the New York Stock Exchange under the ticker symbol “CEIX”. CONSOL stockholders will retain their shares of Company common stock, but due to the name change, these shares will be shares of CNX Resources Corporation at the time of the Separation and Distribution.
On September 5, 2017, the Board approved a one-year share repurchase program of up to $200 million, under which approximately $81 million of the Company's common stock had been repurchased as of October 30, 2017, at an average price of approximately $16.00 per share, through a Rule 10b5-1 plan that will terminate on November 1, 2017. On October 30, 2017, the Board approved an increase in the aggregate amount of the repurchase plan to $450 million. CONSOL Energy may determine, from time-to-time, to effect repurchases through open market purchases, Rule 10b5-1 plans, accelerated stock repurchases or derivative contracts. The timing of any repurchases will be based on a number of factors, including available liquidity, the Company's stock price, the company's financial outlook, and alternative investment options. The share repurchase program does not obligate the Company to repurchase any dollar amount or number of shares and the Board may modify, suspend or discontinue its authorization of the program at any time. The Board of Directors will continue to evaluate the size of the stock repurchase program based on CONSOL's free cash flow position, leverage ratio, and capital plans.
The press release announcing certain details of the Separation and Distribution and the share repurchase program is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1
Amendment No. 3 and Borrowing Base Redetermination, dated as of October 25, 2017, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto, certain lenders and PNC Bank, National Association as administrative agent.

Exhibit 99.1	Press release of CONSOL Energy Inc. dated October 31, 2017regarding CONSOL Energy Inc.’s third fiscal quarter results.
Exhibit 99.2	Press release dated October 31, 2017, regarding the Board of Directors’ approval of the Separation and Distribution.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:    /s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Administrative Officer

Dated: October 31, 2017

Exhibit Index

Exhibit No.    Description

Exhibit 10.1
Amendment No. 3 and Borrowing Base Redetermination, dated as of October 25, 2017, to the Amended and Restated Credit Agreement, dated as of June 18, 2014, by and among CONSOL Energy Inc., the subsidiary guarantors party thereto, certain lenders and PNC Bank, National Association as administrative agent.

Exhibit 99.1	Press release of CONSOL Energy Inc. dated October 31, 2017, regarding CONSOL Energy Inc.’s third fiscal quarter results.

Exhibit 99.2	Press release of CONSOL Energy Inc. dated October 31, 2017, regarding the Board of Directors’ approval of the Separation and Distribution.